UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 23, 2022

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610 , Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Market
Series B Junior Participating Preferred Stock Purchase Rights	IMMR	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Immersion Corporation, a Delaware corporation (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2022. At the Annual Meeting, the following proposals were adopted as follows:

1. Election of five (5) Directors: Eric Singer, William Martin, Sumit Agarwal, Frederick Wasch and Elias Nader, to serve until the annual meeting of stockholders in 2023, and until their successors are duly elected and qualified:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Eric Singer	12,241,338	1,536,318	8,530,450
William Martin	10,363,173	3,414,483	8,530,450
Sumit Agarwal	9,242,849	4,534,807	8,530,450
Frederick Wasch	12,296,117	1,481,539	8,530,450
Elias Nader	12,324,977	1,452,679	8,530,450

2.    Ratification of the Appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
21,259,249	677,561	371,296	0

3. Advisory vote on the compensation of the Company’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
12,175,138	1,494,097	108,421	8,530,450

4. Ratification of the Company’s Section 382 Tax Benefits Preservation Plan:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
12,417,136	1,309,813	50,707	8,530,450

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	May 24, 2022	By:	/s/ FRANCIS JOSE
		Name:	Francis Jose
		Title:	Chief Executive Officer and General Counsel